Exhibit 99.1

New York | +1 212 606 7176 | Lauren Gioia | Lauren.Gioia@Sothebys.com

SOTHEBY’S ANNOUNCES THE APPOINTMENT OF
JOHN CAHILL AS EVP, CHIEF COMMERCIAL OFFICER
&
KEN CITRON AS EVP, OPERATIONS & CHIEF TRANSFORMATION OFFICER

NEW YORK, 3 December 2018 - Sotheby’s (NYSE: BID) is pleased to announce the appointment of John Cahill to the role of Executive Vice President, Chief Commercial Officer, and Ken Citron to the role of Executive Vice President, Operations & Chief Transformation Officer. The two new positions assume the previous role of Sotheby’s Chief Operating Officer held by Adam Chinn, who will be leaving the company at the end of the year. Cahill and Citron will join Sotheby’s in January, working closely with the Company’s leadership around the globe and reporting directly to Tad Smith, Sotheby’s CEO.

“John and Ken are dynamic and seasoned executives who bring both outstanding expertise in their respective fields as well as considerable art world experience to Sotheby’s,” said Tad Smith, Sotheby’s CEO, adding, “Their deep knowledge of our industry and clients will be of significant benefit to Sotheby’s customers and shareholders.”

John Cahill joins Sotheby’s from his eponymous firm, Cahill Cossu Noh & Robinson, one of the most successful full service art law practices in the industry. John has spent the last 20 years immersed in the art world, working on behalf of the industry’s leading collectors, dealers, advisors, and estates on transactional and litigation matters.

In his new role as Chief Commercial Officer, John will oversee the Company’s global deal making affairs with clients, including our lending business, Sotheby’s Financial Services. “John’s experience and in particular his visibility into the sophisticated inner workings of the transactional side of the art world positions him well to continue our focus on superior deal making and the right commercial decisions for our company,” commented Tad Smith.

John’s tenure includes several years as the General Counsel of Phillips, a partner at Berger Stern & Webb LLP, and counsel to Friedman Kaplan Seiler & Adelman LLP. John received his law degree from the University of Michigan Law School and graduated from Harpur College at Binghamton University.

As Sotheby’s new EVP, Operations & Chief Transformation Officer, Ken Citron will be positioned at the intersection of logistics, services and technology to drive performance improvement across all operations.

Before joining Sotheby’s as a consultant earlier this fall, Ken spent five years at Christie’s as the Chief Operating Officer, overseeing all operations and site management for their 54 offices around the world, and leading a digital transformation.  Prior to Christie’s, Ken held senior information and operations positions at the publisher Rodale Inc. and Sony Music Inc.

Exhibit 99.1

Tad Smith, added, “Ken’s proven track record in operations and technology, combined with his deep understanding of the specific requirements of our industry, will help us elevate every aspect of what we do.”

Ken received his BSE in Engineering and Management Systems from Princeton University, and his MBA from the Wharton School at the University of Pennsylvania.

About Sotheby’s
Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in 10 different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as the collection, artist, estate & foundation advisory services of its subsidiary, Art Agency, Partners. Sotheby’s presents private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Global Fine Art Division, and three retail businesses: Sotheby’s Wine, Sotheby’s Diamonds, and Sotheby’s Home, the online marketplace for interior design. Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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